Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of TAT Technologies Ltd. of our report dated March 26, 2025, relating to the financial statements which appears in TAT Technologies Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2024.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
April 23, 2025	Certified Pubic Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited